UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 8, 2002

                         NUCLEAR SOLUTIONS, INC.
        ------------------------------------------------------
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Nevada               0-31959        88-0433815
      ----------------------------  -----------   -----------------
      (State or other jurisdiction  (Commission   (I.R.S. Employer
       of incorporation)             File Number)   Identification)


            1530 East Commercial St., Meridian, ID         83642
         ---------------------------------------------   ----------
           (Address of principal executive offices)      (Zip Code)

  Registrant's telephone number, including area code:  (208) 846-7868
                                                       --------------

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


     This disclosure is being made pursuant to Regulation FD.

     Nuclear Solutions, Inc. issued the attached press release regarding the death of Dr. Paul M. Brown, its President and CEO.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

(C) Exhibit Index

(99)  Press Release by Nuclear Solutions, Inc. dated April 8, 2002.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Nuclear Solutions, Inc.


                                       /s/ Jackie I. Brown
                                       --------------------------
                                       Jackie I. Brown, Secretary
                                       April 8, 2002


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                                   Exhibit


(99)  Press Release by Nuclear Solutions, Inc. dated April 8, 2002.


Nuclear Solutions, Inc. Regrets Loss of Dr. Paul M. Brown

MERIDIAN, Idaho, Apr 8, 2002 (BUSINESS WIRE) -- Nuclear Solutions, Inc. (OTCBB: NSOL) regretfully announces the death of Dr. Paul M. Brown.

Dr. Brown was killed on April 7, 2002 in an automobile accident in Boise, Idaho. He developed the idea for the Company's patented photo remediation technology for the remediation of nuclear waste that will now be his legacy. He is survived by his wife and two children.

"Our team is saddened by this tragic loss, however, we remain fully committed to realizing the vision that Dr. Brown inspired us with. His vision holds the promise of safe and economical treatment of nuclear waste and the potential for a new generation of power reactors," said John Dempsey, Executive Vice President and Chief Operating Officer.

"We have assembled a management and scientific team that is competent and fully capable of implementing the technology that Dr. Brown invented as well as our newer acquisitions such as our GHR tritium removal technology," he concluded.

John Dempsey and Patrick Herda, co-founder and Vice President of Business Development will direct the company's activities until a new CEO is appointed by the company's board of directors. Their efforts will be supported by Dr. Qi Ao, Vice President of Research and Development and Adrian Joseph, PhD., Vice President of Special Projects.


    Notes to Editors:

    1. The application of photonuclear physics to nuclear waste is called Photo deactivation. Photo deactivation involves the irradiation of specific radioactive isotopes to force the emission of a neutron, thereby producing an isotope of reduced atomic mass. These resultant isotopes can be characteristically either not radioactive or radioactive with a short half-life.

        The fundamental mechanism works on the laboratory scale, and preliminary research suggests that this technology will also work on the industrial scale. NSOL is taking the steps necessary for commercialization of the technology. As for most of the advanced nuclear technologies developed today, computer simulation is one of the most important and necessary steps.

        NSOL will use and improve a series of nuclear simulation codes
        (MCNP). The new set of simulation codes will allow the NSOL research and development team to design, test, improve, and develop experiments and commercial facilities through computer modeling.

        NSOL plans to capitalize on its patent and patent-pending technology by forming strategic alliances and joint ventures with well-established leaders in the nuclear industry. Continued revenue streams are expected through licensing of the technology with both upfront fees and ongoing royalties.

    2. NSOL's technology, the HYPERCON(TM) ADS process, is an X-ray based photodisintegration process. The technology could be developed into new applications for remediation of nuclear waste. The proposed process would operate at a sub-critical level, and be inherently safe. Any excess heat produced by the process could also be recovered to generate electricity.

    3. NSOL holds a license for the exclusive worldwide rights to a proprietary technology for the removal of radioactive isotopes from contaminated wastewater called GHR. Water containing tritium and deuterium is currently stored in several locations worldwide due to the expense of available methods of treatment. Severe health problems for humans and animals are linked to these contaminants and pose a worldwide environmental threat.

        Several methods for the extraction of tritium from water are currently available. However these methods such as chemical, electrolytic, ion exchange, or distillation systems have high costs associated with their operation. As a result significant quantities of tritium-contaminated water are being stored rather than treated due to cost concerns. The storage of tritium-contaminated water poses a risk to the environment due to the high mobility of water after a containment failure.


CONTACT:          For Nuclear Solutions, Inc.

                  Paul Kuntz, 800/518-1988

                  paulk@topstock.com

                  or

                  Information in German

                  www.zockstocks.com

                  http://www.otcbb-informant.com

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